EXHIBIT 10.4

THIRD MODIFICATION TO PROMISSORY NOTE

This modification to PROMISSORY NOTE (this “Modification”) is entered into as of July 27, 2011, by and between SAN JOSE WATER COMPANY (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note in the maximum principal amount of $75,000,000.00, executed by Borrower and payable to the order of Bank, dated as of May 27, 2010 (the "Note"), which Note is subject to the terms and conditions of a loan agreement between Borrower and Bank dated as of May 27, 2010, as amended from time to time (the "Loan Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.    The fixed rate of interest applicable to the Note is hereby modified to be one and one hundred twenty-five thousandths percent (1.125%) above LIBOR in effect on the first day of each Fixed Rate Term

2.    The effective date of the changes set forth herein shall be August 1, 2011.

3.    Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Loan Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4.    Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

WELLS FARGO BANK,
SAN JOSE WATER COMPANY     NATIONAL ASSOCIATION

By: /s/ W. Richard Roth        By: /s/ Anthony White
W. Richard Roth,     Anthony White,
President     Relationship Manager

By: /s/ James P. Lynch
James P. Lynch,
Chief Financial Officer